EXHIBIT 10.2
LODGIAN, INC.
DIRECTOR RESTRICTED STOCK AGREEMENT

Name of Recipient:	Award Date:

Number of Award Shares:
     THIS DIRECTOR RESTRICTED STOCK AGREEMENT1 is made and entered into effective as of the Award Date noted above by and between Lodgian, Inc., a Delaware corporation and the Recipient noted above.
W I T N E S S E T H:
     WHEREAS, the Board has authorized the grant to Recipient of a restricted stock award under the Plan of shares of the Common Stock, and the Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the restricted stock award;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:
1 Award of Shares
     1.1 Award of Award Shares. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient the number of Award Shares noted above, which shall be shares of the common stock of the Company, subject to all terms and provisions of this Agreement. By the execution of this Agreement, the Recipient hereby accepts the Award Shares subject to all terms and provisions of this Agreement.
     1.2 Award Shares held by Custodian. The Recipient hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the Award Shares to the Custodian to be held by the Custodian until any such Award Shares become Vested Award Shares. As Award Shares become Vested Award Shares, the Company shall cause appropriate cancellation of share certificates held by the Custodian in the name of the Recipient and the issuance of new share certificates representing the Vested Award Shares and the delivery thereof directly to the Recipient. The Recipient hereby irrevocably appoints the Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Recipient with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Award Shares to the Company pursuant to this Agreement, in the name, place and stead of Recipient. The term of such appointment shall commence on the Award Date and shall continue until such Award Shares become Vested Award Shares and the issuance of a new share certificate representing such shares directly to the Recipient. During the period that the Custodian holds Award Shares, the Recipient shall be entitled to all rights applicable to shares of common stock of the Company which are so held; provided, however, in the event the number of shares of common stock is increased or reduced by changing par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, and in the event of any distribution of common stock or other securities of the Company in respect of such Award Shares, Recipient agrees that any certificate representing shares of common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Custodian and shall be subject to all of the provisions of this Agreement as if initially subject hereto ab initio.
     1.3 Vesting of Award Shares. Except to the extent otherwise expressly provided in any other written agreement between Recipient and the Company executed before the Award Date of this Agreement providing more favorable terms for the Recipient, Recipient shall become vested in the percentage of the Award Shares shown below based upon the Continuous Service of the Recipient from the Award Date of the Award Shares (as noted hereon):

[1]	Unless otherwise indicated, all capitalized terms used in this Agreement are defined in the “Definitions” section of Exhibit A. Exhibit A is incorporated by reference and is included in the definition of “Agreement.”
Lodgian, Inc. Director Restricted Stock Agreement

Vesting Schedule:
Percentage Vested:	Continuous Service from Award Date:

0.0000%	Before January 30, 2008
33.3333%	January 30, 2008
66.6666%	January 30, 2009
100.0000%	January 30, 2010
If the above calculation of vested Shares would result in a fraction, any fraction will be rounded to zero. However, notwithstanding the foregoing, in the event that the Recipient ceases Continuous Service with the Company (1) by reason of death or Disability, or (2) after having attained the age of sixty-five (65), then the Recipient shall nonetheless immediately, as of the date of such cessation of Continuous Service, become fully (100%) vested in the Award Shares. Furthermore, notwithstanding the foregoing, in the event that a Change in Control of the Company occurs, then the Recipient shall nonetheless immediately, as of the date of such Change in Control, become fully (100%) vested in the Award Shares.
     1.4 Tax Consequences. Recipient represents that Recipient has been advised by the Company to consult with, and has fully consulted with, Recipient’s own tax consultants regarding his making a Code §83(b) Election with respect to the Award Shares, and the resulting impact on Recipient’s personal tax situation, prior to entering into this agreement and that Recipient is not relying on the Company for any tax or investment advice. Recipient understands that Recipient may suffer adverse tax consequences as a result of Recipient’s receipt and disposition of the Shares. Recipient understands that Recipient may or may not make a Code §83(b) Election with respect to the Award Shares.
     1.5 Rights as Stockholder. Recipient shall have no rights as a stockholder with respect to any Award Shares until a stock certificate for the shares is issued in Recipient’s name and held by the Custodian.
2 Restrictions on, & Forfeiture of, Unvested Award Shares
     2.1 Forfeiture upon Cessation of Services. Except to the extent otherwise expressly provided in any other written agreement between Recipient and the Company executed before the Award Date of this Agreement providing more favorable terms for the Recipient, upon the Recipient’s cessation of the performance of services for the Company for any reason, all Unvested Award Shares shall be forfeited, effective upon the date of such cessation of the performance of services.
     2.2 Restrictions on Unvested Award Shares. None of the Unvested Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, and any attempt to do so with respect to Unvested Award Shares shall be null and void ab initio, unless (1) the Committee expressly authorizes such in writing, or (2) Unvested Award Shares are transferred by the Recipient as a bona fide gift (i) to the spouse, lineal descendant or lineal ascendant, siblings and children by adoption of the Recipient, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of this Restricted Stock Agreement. If Unvested Award Shares are transferred pursuant to (1) or (2) above, the Recipient agrees to notify the Committee at least thirty (30) days prior to such transfer, and the Committee may require that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions. The restrictions of this Section 2.2 shall not apply to Vested Award Shares.
     2.3 Dividends & Voting Rights. Recipient shall be entitled to dividends paid or declared on Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall be entitled to vote all Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall have no rights whatsoever (dividend, voting or otherwise) with respect to Award Shares which have been forfeited under Section 2.1.
Lodgian, Inc. Director Restricted Stock Agreement

3 General Provisions
     3.1 Change in Capitalization. If the number of outstanding shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Board of Directors in the number and kind of Vested and Unvested Award Shares, such that Recipient’s proportionate interest in Vested and Unvested Award Shares shall be maintained as before the occurrence of the event. No fractional shares shall be issued in making such adjustment. All adjustments made by the Board of Directors under this Section shall be final, binding, and conclusive.
     3.2 Legends. Each certificate representing the Award Shares shall be endorsed with the following legend:
Shares are Restricted & Subject to Forfeiture
The securities evidenced by this certificate are subject to certain restrictions (including restrictions on transferability) and are subject to forfeiture, all as set forth in a Director Restricted Stock Agreement dated February 12, 2007, a copy of which is available from the Company.
     3.3 Removal of Legend. Any legend endorsed on a certificate representing Award Shares pursuant to Section 3.2 above shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Award Shares become Vested Award Shares pursuant to this Agreement.
     3.4 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware.
     3.5 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
     3.6 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     3.7 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     3.8 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
     3.9 No Contractual Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Recipient the right to employment with, or the right to continued performance of services for, the Company.
     3.10 Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.
     3.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
     3.12 No Disclosure Duty. The Recipient and the Company acknowledge and agree that the Company and its directors, officers or employees have no duty or obligation to disclose to the Recipient
Lodgian, Inc. Director Restricted Stock Agreement

any material non-public information regarding the business of the Company or affecting the value of the Award Shares.
     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

Company:	Recipient:
Lodgian, Inc.:

By:

Its:
Execution Date:

Execution Date:

Lodgian, Inc. Director Restricted Stock Agreement

Exhibit A
Definitions
A. Affiliate shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.
B. Agreement shall mean this Director Restricted Stock Agreement.
C. Associate shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.
D. Award Shares shall mean the shares of common stock of the Company which are awarded to the Recipient subject to the terms and conditions of this Agreement.
E. Beneficial Owner shall mean shall have the meaning ascribed to that term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
F. Change in Control shall mean any of the following:
     (a) when any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of 40 percent or more of the then outstanding shares of common stock of the Company or the Combined Voting Power of the Company;
     (b) when, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board;
     (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent of such surviving entity) at least a majority of the Combined Voting Power of the Company, such surviving entity, or the Parent of such surviving entity outstanding immediately after such merger or consolidation;
     (d) the consummation of a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale of all or substantially all of the Company’s assets to a transferee, the majority of whose voting securities are held by the Company; or
     (e) when the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction or series of transactions to an entity that is not owned, directly or indirectly, by the Company’s common stock shareholders in substantially the same proportions as the owners of the Company’s common stock before such transaction or series of transactions.
G. Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
Lodgian, Inc. Director Restricted Stock Agreement
Exhibit A — Definitions

H. Code §83(b) Election shall mean the election available to the recipient of property transferred in connection with the performance of services to include in gross income under Code §83(b) the excess of the fair market value of the property transferred determined as of the time of transfer over the amount (if any) paid for such property as compensation for services.
I. Combined Voting Power shall mean the combined voting power of the Company’s or other relevant entity’s then outstanding voting securities.
J. Common Stock shall mean the common stock of the Company.
K. Company shall mean Lodgian, Inc., and any successor thereto.
L. Committee shall mean the Compensation Committee of the Board of Directors.
M. Continuous Service shall mean a period of continuous performance of services by Recipient for the Company or an Affiliate, as determined by the Committee in its sole and absolute discretion.
N. Custodian shall mean the Secretary of the Company or such other officer of the Company as may be designated by the Committee to hold Award Shares until such time as any such Award Shares become Vested Award Shares.
O. Disability shall mean a physical or mental impairment that substantially limits one or more major life activities and prevents the Recipient from performing his or her duties as a director of the Company.
P. Parent shall mean any corporation which is a “parent corporation” within the meaning of Code §424(e) with respect to the Company.
Q. Plan shall mean the Lodgian, Inc., Amended & Restated 2002 Stock Incentive Plan.
R. Recipient shall mean the individual shown on this Agreement as the Recipient.
S. Subsidiary shall mean any corporation which is a “subsidiary corporation” within the meaning of Code §424(f) with respect to the Company.
T. Unvested Award Shares shall mean the Award Shares which have not become vested pursuant to the Vesting Schedule or otherwise.
U. Vested Award Shares shall mean the Award Shares which have become vested pursuant to the Vesting Schedule or otherwise.
Lodgian, Inc. Director Restricted Stock Agreement
Exhibit A — Definitions

Exhibit 1
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE
     The undersigned taxpayer (the “Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:
     1. The name, address and taxpayer identification number of the undersigned Taxpayer are as follows:

Name:

Address:

Social Security Number (TIN):

     2. The property with respect to which the election is made is:
                                                                          shares of common stock of Lodgian, Inc.
     3. The date on which the property was transferred and the taxable year for which this election is made are:

Date on Which Property Was Transferred:

Taxable Year for Which Election is Made:

     4. The property is subject to transferability, forfeiture and other restrictions, all as set forth in a Restricted Stock Agreement between the Taxpayer and Lodgian, Inc.
     5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$ /Share X Shares = $

     6. No amount was paid for such property.
     The undersigned Taxpayer has submitted copies of this statement to Lodgian, Inc., the person for whom the services were performed in connection with the Taxpayer’s receipt of the above-described property. The Taxpayer is the person performing the services in connection with the transfer of said property. The undersigned Taxpayer understands that the foregoing election may not be revoked except with the consent of the Commissioner, which will only be granted when the Taxpayer is under a mistake of fact as to the underlying transaction and when made within 60 days of the date such mistake of fact first became known to the Taxpayer.
     The undersigned Taxpayer understands and acknowledges that, for this election to be effective, copies of this completed election form must be filed with the Internal Revenue Service (at the location where the Taxpayer’s income tax return would be filed) not later than 30 days after the date the above-described property was transferred to the Taxpayer, and must also be submitted with the Taxpayer’s federal income tax return for the taxable year in which the above-described property was transferred. A copy of this completed election must also be submitted to Lodgian, Inc., not later than 30 days after the date the above-described property was transferred to the Taxpayer.
Dated this                     day of                          , 20              .

Signature:

Name of Taxpayer:

Code §83(b) Election Form